Exhibit 99.1

Greetings,

Diego Pellicer Worldwide, Inc’s (DPWW) third quarter wraps up with solid implementation of its long-term growth strategy. DPWW signed agreements for the full repayment of $300,000 principal debt owed to DPWW from one of its Colorado borrowers and to purchase 15.13 percent equity in a soon to be newly-remodeled Cookies-branded dispensary in Denver on Broadway, plus secured cash for working capital.

Upon approval by the State of Colorado, DPWW will have successfully evolved its premium brand and lease-based business model into a premium brand, lease and equity ownership model. More details about the agreement and link to the Sept. 16, 2020, 8-K filing is in the story below.

The equity ownership news comes on the heels of profitable first and second quarters for DPWW, due to strategically converting debt. As we move into the fourth quarter, DPWW management continues to actively pursue and examine other brand and equity opportunities within Colorado and other states to build upon this momentum and success.

Finally as a reminder, all DPWW SEC filings are available on the investor relations portion of our website.

Best regards,

Nello Gonfiantini III - CEO
Diego Pellicer Worldwide, Inc., OTCQB: DPWW

Diego Pellicer Worldwide, Inc. Executes Agreements For Equity in Colorado Cannabis Dispensary And Repayment of Debt

Diego Pellicer Worldwide, Inc. executed agreements on Sept. 9, 2020 for the immediate full repayment of $300,000 principal debt owed to DPWW from one of its Colorado borrowers and to purchase 15.13 percent equity in a soon to be newly-remodeled Cookies-branded dispensary. As equity owners, DPWW joins an investment group that includes Cookies, a California-based cannabis and lifestyle brand. This latest move helps deliver on DPWW’s evolved business model including direct ownership in cannabis operations.

“This transaction advances Diego Pellicer Worldwide’s long-term corporate strategy,” said Nello Gonfiantini III, chief executive officer, Diego Pellicer Worldwide, Inc. “By structuring a deal that returns our invested capital and will allow us to participate in ownership of the Broadway dispensary, we are furthering the company’s objective to not only invest in the cannabis industry, but to be efficient with our capital. Plus, it’s great to be equity partners with Cookies, such a well-respected cannabis brand.”

Also as part of the agreement, DPWW received an additional cash payment in excess of $50,000 as payment in full of a $50,000 promissory note, plus interest due the company. Furthermore, DPWW will continue to be repaid its $400,000 construction and working capital loan in the dispensary at 12 percent interest by August 2022. Cookies has also agreed to extend up to $600,000 as a line of credit to the dispensary. DPWW’s ownership in the Broadway dispensary located at 2057 S. Broadway in Denver is subject to approval by the State of Colorado and the City of Denver.

To view the 8-K and details, visit www.Diego-Pellicer.com and click on the Wed., Sept. 16, 2020 8-K filing.

Spotlight on Mountain Select

Mountain Select is a new premium rosin vendor in Colorado. Diego Pellicer has been the dispensary for all their new flavor drops. In July, Mountain Select hosted a promotion placing 150 “terp pearls” in their grams. Terp pearls make it possible to fully vaporize concentrates down to the last terp.

The unique glass terp pearls were blown by three, well-known and respected glass artists: Joe Peters, ELBO and Calmbo. With such limited and rare terp pearls, Diego was honored to be among the few lucky dispensaries that featured these grams and this promotion.

Safe Harbor Statement

Certain statements contained in this electronic newsletter may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Copyright © 2020 Diego Pellicer Worldwide, Inc., All rights reserved.
OTCQB: DPWW

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